UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2025 (June 29, 2025)

Warner Music Group Corp.

(Exact name of Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1633 Broadway, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	WMG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

JV Agreement

On June 29, 2025, WMG BC Holdco LLC (“WMGCo”), a Delaware limited liability company and wholly owned indirect subsidiary of Warner Music Group Corp. (the “Company”) entered into a Master Operations and Economics Agreement (the “Master Agreement”) and an Amended and Restated Limited Liability Company Agreement (taken together with the Master Agreement, collectively, the “JV Agreement”) with BCSS W JV Investments (B), L.P. (“BainCo”), a Delaware limited partnership and wholly owned indirect subsidiary of Bain Capital Special Situations, LP (“Bain”), pursuant to which WMGCo and BainCo will operate Beethoven JV 1 LLC, a Delaware limited liability company (“WMBC”). WMGCo and BainCo will each own a 50% membership interest in WMBC. The JV Agreement contemplates the formation of additional 50/50 WMGCo/BainCo JVs. WMBC (and such additional JVs) will acquire, own, manage, sell and exploit rights in seasoned recorded music and music publishing catalogs and WMBC (and such additional JVs) will, in the aggregate, have $500 million in equity capital commitments, 50% from each of WMGCo and BainCo, and access to approximately $500 million in initial warehouse debt commitments secured by the assets of WMBC (and such additional JVs) that is non-recourse to WMGCo and BainCo. Subject to certain exceptions, each of WMGCo and BainCo will offer to WMBC the right of first opportunity to acquire all or any part of any catalogs that WMGCo or BainCo or their respective affiliates is considering acquiring where such acquisition meets specified financial and other criteria. Affiliates of the Company simultaneously entered into (and in the case of such additional JVs will enter into) certain commercial agreements with WMBC, pursuant to which those affiliates will provide WMBC (and such additional JVs) with exclusive worldwide distribution, administration and management services in exchange for specified fees. The Company will consolidate the results of WMBC (and such additional JVs) for accounting purposes. The Company has elected to treat WMBC (and each of such additional JVs) as an unrestricted subsidiary for the purposes of the Company’s debt agreements.

The foregoing description of the JV Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the JV Agreement, a copy of which will be filed with the Company’s Form 10-Q for the quarter ended June 30, 2025.

Credit and Security Agreement

On June 29, 2025, Beethoven Financing 1, LLC, a Delaware limited liability company and an indirect subsidiary of the Company, as borrower (the “Initial Borrower”), the additional borrowers from time to time party thereto (together with the Initial Borrower, the “Borrowers”), Beethoven Holdings 1 LLC, a Delaware limited liability company, as guarantor (the “Initial Guarantor”), the additional guarantors from time to time party thereto (together with the Initial Guarantor, the “Guarantors”), each of the commercial paper conduits from time to time party thereto (the “Conduit Lenders”), each of the financial institutions from time to time party thereto as committed lenders (the

“Committed Lenders” and, together with the Conduit Lenders, the “Lenders”), the conduit managing agents from time to time party thereto, The Bank of New York Mellon, as administrative agent for the Lenders, and The Bank of New York Mellon, as collateral agent for the Secured Parties (as defined inthe Credit Agreement), entered into a Credit and Security Agreement (the “Credit Agreement”) pursuant to which the Lenders have agreed to extend up to $500 million in commitment amounts to the Borrowers, the proceeds of which will be used to acquire, or refinance the acquisition of, Music Products (as defined in the Credit Agreement) and related assets. The obligations of the Borrowers under the Credit Agreement will be (a) secured by the Borrowers with a first priority security interest in all of their respective assets and (b) guaranteed by the Guarantors with a first priority security interest in all of their respective assets.

The advances under the Credit Agreement shall bear interest (a) in the case of a base rate advance, at a rate equal to the base rate, which means, for any day, the highest of (i) the prime rate in effect on such day; (ii) the federal funds rate in effect on such day plus 0.50%; and (iii) the secured overnight financing rate as administered by the Federal Reserve Bank of New York for the applicable interest period (“Term SOFR”) for a one-month tenor in effect on such day plus 1.00% per annum, plus the applicable margin of 1.00% and (b) in the case of a Term SOFR advance, the Term SOFR for the interest accrual period plus the applicable margin of 2.00%.

The Credit Agreement contains customary affirmative and negative covenants for this type of facility, and the ability, subject to the consent of the lenders, to increase the size of the facility to $700 million.

The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Credit Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2025.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information contained in Item 1.01 concerning the Borrowers’ direct financial obligations under the Credit Agreement is incorporated herein by reference.

ITEM 2.05.	COST ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On July 1, 2025, the Company announced a strategic restructuring plan (the “Plan”) designed to free up funds to invest in music and to accelerate the Company’s long-term growth. The Company expects the Plan to generate pre-tax cost savings of approximately $300 million on an annualized run-rate basis by the end of fiscal year 2027 and expects the majority of the cost savings under the Plan to be accretive to Adjusted OIBDA.

$200 million in cost savings under the Plan are expected to be achieved through headcount reductions of approximately $170 million resulting from reimagining and enhancing the Company’s organizational design and investment priorities and a decrease in SG&A expenses of approximately $30 million, such as administrative and real estate expenses, that are directly related to the headcount reductions. Approximately $130 million of those cost savings are expected to be generated by the end of fiscal year 2026 and the remaining approximately $70 million of those cost savings are expected to be generated by the end of fiscal year 2027. The cost savings in fiscal year 2025 will be immaterial. The Plan includes approximately $35 million of estimated unrealized cost savings associated with the Company’s February 7, 2024 strategic restructuring plan which are primarily related to the Company’s financial transformation initiative.

The remaining $100 million in cost savings under the Plan are expected to be achieved through a decrease in SG&A expenses unrelated to headcount.

The Plan is expected to be fully implemented by the end of calendar year 2026. The Company expects to incur total non-recurring charges of approximately $200 million on a pre-tax basis or approximately $150 million on an after-tax basis. Approximately $170 million of the non-recurring charges will be for severance payments and other related termination costs and approximately $30 million of certain other charges. The Company expects the majority of the charges associated with the Plan to be incurred in fiscal year 2026. The Company anticipates that the Plan will result in cash expenditures of approximately $200 million of which $170 million is expected to be paid by the end of fiscal year 2026.

This Item 2.05 contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements related to expected costs and expected cost savings. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events, including the expected completion timing of the Plan, could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to cost reduction efforts. In addition, the Company’s restructuring costs may be greater than anticipated and the headcount reductions may have an adverse impact on the Company’s business. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from the Company’s expectations. Please refer to the Company’s Form 10-K, Form 10-Qs and other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in the Company’s forward-looking statements.

ITEM 7.01.	REGULATION FD DISCLOSURE.

In connection with this announcement, the employee communication furnished herewith as Exhibit 99.1 was sent by Robert Kyncl, the Company’s Chief Executive Officer.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

 (d) Exhibits.

Exhibit No.	Description

99.1	Employee Note from CEO Robert Kyncl dated July 1, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER MUSIC GROUP CORP.

Date: July 1, 2025	By:	/s/ Armin Zerza
Armin Zerza
Executive Vice President and Chief Financial Officer